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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements of Optium Corporation of our report dated October 22, 2007, with respect to the Consolidated Financial Statements of Optium Corporation included in this Annual Report (Form 10-K) for the year ended July 28, 2007.

        (1)   Registration Statement (Form S-8 No. 333-143504) pertaining to the Optium Corporation 2006 Stock Option and Incentive Plan;

        (2)   Registration Statement (Form S-8 No. 333-138816) pertaining to the Optium Corporation 2006 Stock Option and Incentive Plan;

        (3)   Registration Statement (Form S-1 No. 333-135472) of Optium Corporation

                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 22, 2007

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  EXHIBIT 23.1